UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GSL Holdings, Inc.
(to be renamed Global Ship Lease, Inc.)
(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	N/A

(State of incorporation or organization)	(IRS Employer Identification No.)
c/o 10 Greycoat Place, London SW1P 1SB United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value $0.01 per share Warrants, each exercisable for one Common Share Units, each consisting of one Common Share and one Warrant	New York Stock Exchange, Inc. New York Stock Exchange, Inc. New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-150309 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereunder are the Class A common shares, $0.01 par value per share, the warrants and the units of GSL Holdings, Inc. (the “Registrant”). The description of securities set forth under the captions “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form F-4 (No. 333-150309), as initially filed with the Securities and Exchange Commission on April 18, 2008, as amended or supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit

3.1	Amended and Restated Articles of Incorporation of GSL Holdings, Inc. (incorporated by reference to Current Report of Marathon Acquisition Corp. (“Marathon”) on Form 8-K and filed on July 8, 2008)

3.2	Amended and Restated By-laws of GSL Holdings, Inc. (previously filed in connection with GSL Holdings’ Registration Statement on Form F-4 filed on April 18, 2008)

4.1	Specimen Unit certificate (previously filed in connection with Amendment No. 2 to Marathon’s Registration Statement on Form S-1 (File No. 333-134078) filed on August 1, 2006)

4.3	Specimen Class A common share certificate (previously filed in connection with Amendment No. 1 to GSL Holdings’ Registration Statement on Form F-4 on June 3, 2008)

4.4	Specimen Warrant certificate (previously filed in connection with Amendment No. 2 to Marathon’s Registration Statement on Form S-1 (File No. 333-134078) filed on August 1, 2006)

4.5	Form of Warrant Agreement entered into by The Bank of New York and Marathon Acquisition Corp. (previously filed in connection with Amendment No. 5 to Marathon’s Registration Statement on Form S-1 (File No. 333-134078) filed on August 23, 2006)

4.6	First Supplemental Warrant Agreement, dated March 18, 2008, between Marathon Acquisition Corp. and the Warrant Agent (incorporated by reference to Marathon’s Current Report on Form 8-K and filed on March 25, 2008)

4.7

Second Supplemental Warrant Agreement, dated March 24, 2008, between Marathon Acquisition

Corp. and the Warrant Agent (incorporated by reference to Marathon’s Current Report on Form 8-K and filed on March 25, 2008)

4.8	Third Supplemental Warrant Agreement between Marathon Acquisition Corp. and the Warrant Agent (incorporated by reference to Marathon’s Current Report on Form 8-K and filed on August 6, 2008)

10.1

Form of Registration Rights Agreement between GSL Holdings, Inc., Marathon Founders, LLC,

Marathon Investors, LLC, the insiders listed on the signature page thereto and CMA CGM S.A.

(incorporated by reference to Exhibit A-1 attached to the Third Amendment to the Agreement and Plan of Merger, dated as of July 23, 2008, filed as Exhibit 2.1 to Marathon’s Current Report on Form 8-K and filed on July 24, 2008)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 12, 2008	GSL HOLDINGS, INC.

	By:	/s/ Michael Gross
	Name:	Michael S. Gross
	Title:	Chief Executive Officer, Principal Accounting Officer and Director